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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-39788, 333-40346, 333-62514 and 333-110448 of Braun Consulting, Inc. on Form S-8 of our report dated February 4, 2003, appearing in this Annual Report on Form 10-K of Braun Consulting, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2004

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INDEPENDENT AUDITORS' CONSENT